Registration No. 333-104778-12
                                  Filed Pursuant to Rule 424(b(3)
                       LaSalle Funding LLC
                          LaSalleNotes
     With Maturities of 9 Months or More from Date of Issue
                  Guaranteed Unconditionally By
           ABN AMRO BANK N.V. and ABN AMRO HOLDING N.V

Pricing supplement No. 152
(To Prospectus and Prospectus Supplement dated September 22,
2003)

Trade Date: 12/15/04
Issue Date: 12/20/04

The date of this Pricing Supplement is December 15, 2004.

CUSIP      Principal    Interest Rate(1)       Maturity   Price
Or         Amount                              Date       to
Common                                                    Public
Code                                                      (2)
51803XGJ2  $2,601,000   3.50%  12/20/04-       06/15/10   100%
                        06/15/05
                        3.50%  06/16/05-
                        12/15/05
                        3.75%  12/16/05-
                        06/15/06
                        3.75%  06/16/06-
                        12/15/06
                        4.00%  12/16/06-
                        06/15/07
                        4.00%  06/16/07-
                        12/15/07
                        5.00%  12/16/07-
                        06/15/08
                        5.00%  06/16/08-
                        12/15/08
                        6.00%  12/16/08-
                        06/15/09
                        6.00%  06/16/09-
                        12/15/09
                        7.00%  12/16/09-
                        06/15/10


Interest    Survivor's   Subject to  Dates and Terms of
Payment     Option       Redemption  Redemption
Frequency                            (including the
                                     redemption price)
Semi        YES          YES         Callable at 100%
                                     on 12/15/2005 and
                                     Semi-Annually
                                     thereafter with 30
                                     days notice.


Proceeds to Discounts and     Reallowance  Dealer
Issuer      Commissions
99.08%      0.92%             $1.75        ABN AMRO Financial
                                           Services, Inc.

Original Issue Discount Notes: No
Total Amount of OID: N/A

(1) The interest rates on the LaSalleNotes may be changed by LaSalle Funding LLC from time to time, but any such change will not affect the interest rate on any LaSalleNotes offered prior to the effective date of the change.

(2)  Expressed as a percentage of aggregate principal.